Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Terrence J. Keating, Chairman and Chief Executive Officer of Accuride Corporation, certify that to my knowledge, (i) the Quarterly Report on Form 10-Q for the period ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ Terrence J. Keating	Dated:	May 2, 2007
Terrence J. Keating
Chairman and Chief Executive Officer

I, David K. Armstrong, Chief Financial Officer and General Counsel of Accuride Corporation, certify that to my knowledge, (i) the Quarterly Report on Form 10-Q for the period ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ David K. Armstrong	Dated:	May 2, 2007
David K. Armstrong
Chief Financial Officer and General Counsel